Exhibit 99.1

OMNIQ Announces Partnership with Check Point Software Technologies on “ZoneAlarm” Cyber Security Solution

●	OMNIQ to offer Check Point’s ZoneAlarm mobile device security software to its Fortune 500 customers to cyber secure OMNIQ’s supply chain mobility solutions

SALT LAKE CITY, Dec. 29, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced a partnership with Check Point Software Technologies Ltd. (Nasdaq: CHKP) (“Check Point”), a leading provider of cyber security solutions globally, to offer Check Point’s ZoneAlarm security software in tandem with OMNIQ’s supply chain mobility solutions for its multi-industry customer base, including Fortune 500 companies.

Check Point is the largest pure-play cyber security vendor globally and provides leading-edge solutions to protect cloud, network and mobile device-held information of government and corporate enterprise customers from all types of cyber threats. With an industry-leading catch rate of malware, ransomware and other types of malicious attacks, its solutions include ZoneAlarm Mobile Security, a complete security solution for mobile devices that uses advanced enterprise-grade technology to protect tablets and smartphones from sophisticated cyber attacks.

OMNIQ’s suite of supply chain mobility solutions, which includes rugged handheld mobile computers, tablets, barcode readers and printers with fast and dependable wireless connection, enable quick and accurate data collection, tracking, processing and analysis for critical business functions, such as shipping and receiving and inventory and warehouse management. The inclusion of ZoneAlarm security software to OMNIQ’s solutions adds multiple layers of data protection for OMNIQ’s supply chain customers, through a powerful antivirus and firewall, anti-ransomware and anti-phishing capabilities, and multi-device compatibility for Android and iOS devices.

“We are delighted to join forces with OMNIQ and provide data security to their strong customer base,” said Dror Levy, Head of Consumer Sales at Check Point. “Check Point’s mission is to make critical data secure and reliable. We are pleased to offer OMNIQ’s customers a layer of protection against cyber attacks.”

“We are honored to partner with Check Point, the world leader in cyber security, in offering vital data security features to our existing Fortune 500 customers, as well as to new customers who are interested in our state-of-the-art mobile supply chain equipment now featuring the leading cyber security solution,” said Shai Lustgarten, CEO of OMNIQ. “Cyber security is a crucial consideration for all organizations. OMNIQ supplies to some of the largest organizations in the U.S. with thousands of sophisticated powerful tablets, and integrating ZoneAlarm protection with our equipment adds an essential feature to ensure more secure operations for our customers.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com